Exhibit 32.1

Certification of Form 10-K for the Year ended December 31, 2005, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned Chief Executive Officer of Omega Protein Corporation, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Annual Report on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

•	the information contained in the Annual Report on Form 10-K for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

Dated: March 13, 2006

/s/ JOSEPH L. VON ROSENBERG, III
Joseph L. von Rosenberg, III
President and Chief Executive Officer

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Omega Protein Corporation or the certifying officer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Omega Protein Corporation and will be retained by Omega Protein Corporation and furnished to the Securities and Exchange Commission or its staff upon request.